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                                                                     EXHIBIT 1.1


                         BOLDER TECHNOLOGIES CORPORATION

                             UNDERWRITING AGREEMENT

                                                          As of November 8, 1999

FIRST SECURITY VAN KASPER INC.
   As Representative of the
   Several Underwriters
First Security Van Kasper Inc.
600 California Street, Suite 1700
San Francisco, California 94111

Ladies and Gentlemen:

         BOLDER Technologies Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters named in
Schedule I hereto (the "Underwriters") an aggregate of 2,200,000 shares, each with one associated "Right" (as described in the "Base Prospectus" (defined below)) (including such Rights, the "Firm Shares") of the Company's Common Stock, $0.001 par value per share (the "Common Stock"). The Company also proposes to grant to the Underwriters an option to purchase up to 330,000 additional shares of Common Stock, each with one associated Right (including such Rights, the "Option Shares") for the sole purpose of covering over-allotments, if any, in connection with the sale of the Firm Shares. The Firm Shares and any Option Shares are referred to below as the "Shares." First Security Van Kasper Inc. is acting as representative of the several Underwriters and in that capacity is referred to in this Agreement as the "Representative".

         The Company has filed, in accordance with the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Rules and Regulations"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-86235), including a base prospectus, relating to $30,000,000 of securities (including the Shares) and the offering thereof from time to time in accordance with Rule 415 under the Securities Act, which incorporates by reference documents which the Company has filed or will file in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder (the "Exchange Act Rules and Regulations"). As used in this Agreement, "Base Prospectus" means the prospectus included in the Registration Statement when it became effective under the Securities Act on September 17, 1999 and as it may have been amended subsequent to that date to the date hereof. The Company has furnished to you and the other Underwriters, for use by you, them and dealers, copies of a preliminary prospectus supplement or preliminary prospectus supplements relating to the Shares, including the Base Prospectus and all documents incorporated by reference in the Base Prospectus (collectively, the "Preliminary Prospectus Supplement/Prospectus"). As used below in this
Agreement: (i) registration statement (File No. 333-86235), as in effect at the time of execution of this Agreement, including the Base Prospectus and all documents incorporated by reference in the Base Prospectus, is referred to as the "Registration Statement"; (ii) the final prospectus supplement relating to the Shares, including the Base Prospectus and all documents


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incorporated in the Base Prospectus by reference, in the form first filed by the
Company with the Commission pursuant to Rule 424(b) under the Securities Act, is referred to below as the "Prospectus Supplement/ Prospectus"; and (iii) except where otherwise stated, references to any specific Rule or Rules refers to Rules that are part of the Rules and Regulations.

         The Company agrees with the several Underwriters as set forth below.

         1. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as follows:

                  (a) The Company meets and has satisfied the requirements for use of Form S-3 under the Securities Act. The Company has prepared and filed the Registration Statement with the Commission on Form S-3, for registration under the Securities Act of the offering and sale of the Shares. The Registration Statement has been declared effective by the Commission. The Company has filed the Preliminary Prospectus Supplement/Prospectus with the Commission in accordance with Rule 424(b). The Company will next file with the Commission, in accordance with Rules 430A and 424(b) under the Securities Act, the Prospectus Supplement/Prospectus.

                  (b) The Preliminary Prospectus Supplement/Prospectus filed pursuant to Rule 424(b) complied in all material respects with the Securities Act, the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations. When the Registration Statement became effective and at all times subsequent thereto up to the "Time of Purchase" (defined below) and, if applicable, the "Additional Time of Purchase" (defined below), the Registration Statement and the Prospectus Supplement/Prospectus, and any supplements or amendments either of them, complied and will comply in all material respects with the Securities Act, the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations, and each of the Registration Statement and the Prospectus Supplement/Prospectus at all such times did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statement contained in the Prospectus Supplement/Prospectus in reliance upon and in conformity with information concerning the Underwriters and furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use in, and set forth in, the section of the Prospectus Supplement/Prospectus entitled "Underwriting"; the documents incorporated by reference in the Base Prospectus, at the time they were filed with the Commission (or, if an amendment with respect to any of them was filed, when it was so filed), complied in all material respects with the requirements of the Exchange Act and the Exchange Act Rules and Regulations and, without limitation and except to the extent, if any, they are modified or superseded by the Registration Statement or the Prospectus Supplement/Prospectus, did not and do not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company has


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         complied and, until completion of the offering of the Shares will continue to comply, with its obligations under the Exchange Act and the Exchange Act Rules and Regulations.

                  (c) No order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus Supplement/Prospectus or the Prospectus Supplement/Prospectus has been issued and no proceedings for that purpose are pending or, to the knowledge of the Company, threatened or contemplated by the Commission; no stop order suspending the sale of the Shares in any jurisdiction has been issued and no proceedings for that purpose are pending or, to the knowledge of the Company, threatened or contemplated; and any request of the Commission for additional information, whether to be included in the Registration Statement, any Preliminary Prospectus Supplement/Prospectus or the Prospectus Supplement/Prospectus or otherwise, has been complied with.

                  (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, has the power (corporate and other) and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus Supplement/Prospectus (or, if the Prospectus Supplement/Prospectus is not in existence, the most recent Preliminary Prospectus Supplement/Prospectus) and as is currently being conducted by it and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, results of operations, condition (financial or other) or prospects of the Company). The Company has and is operating in compliance in all material respects with all authorizations, licenses, certificates, consents, orders and permits from federal, state, local and other governmental or regulatory authorities that are material to the conduct of its business, all of which are valid and in full force and effect. The Company does not have any "subsidiaries" ("subsidiary" meaning any corporation, partnership, limited liability company or other entity of which the Company directly or indirectly owns 50% or more of the equity or that the Company directly or indirectly controls).

                  (e) Since the respective dates as of which information is given in the Registration Statement and the Prospectus Supplement/Prospectus (or, if the Prospectus Supplement/Prospectus is not in existence, the most recent Preliminary Prospectus Supplement/Prospectus), there has not been any material loss or interference with the business of the Company from fire, explosion, flood, earthquake, riot or other civil disturbance or other calamity, whether or not covered by insurance, or from any court or governmental action, order or decree, or any changes in the capital stock or long-term debt of the Company, or any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or any material change, or a development known to the Company that might cause or result in a material change, in or affecting the business, results of operations, condition (financial or other) or prospects of the Company, whether or not arising from transactions in the ordinary course of business, in each case other than as may be set forth in the Registration Statement and the Prospectus Supplement/Prospectus (or, if the Prospectus Supplement/Prospectus is not in existence, the most recent Preliminary Prospectus Supplement/Prospectus), and since each such date, the Company has not entered into any material transaction not described in the Registration Statement and the Prospectus



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         Supplement/Prospectus (or, if the Prospectus Supplement/Prospectus is
         not in existence, the most recent Preliminary Prospectus
         Supplement/Prospectus).

                  (f) There is no agreement, contract, license, lease or other document required to be described in the Registration Statement or the Prospectus Supplement/Prospectus (or, if the Prospectus Supplement/Prospectus is not in existence, the most recent Preliminary Prospectus Supplement/Prospectus) or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All contracts described in the Prospectus Supplement/Prospectus (or, if the Prospectus Supplement/Prospectus is not in existence, the most recent Preliminary Prospectus Supplement/Prospectus), if any, are in full force and effect, and neither the Company nor, to the knowledge of the Company, any other party, is in material breach of or default under any such contract.

                  (g) The authorized and outstanding capital stock of the Company is set forth in the Prospectus Supplement/Prospectus (or, if the Prospectus Supplement/Prospectus is not in existence, the most recent Preliminary Prospectus Supplement/Prospectus), and the description of the Common Stock (including the Rights) therein conforms with and accurately describes the rights set forth in the instruments defining the Common Stock (including the Rights). The Shares to be issued and sold by the Company are duly authorized and, when issued and delivered in accordance with the terms of this Agreement and against payment therefor, will be validly issued, fully paid and non-assessable. The issuance of the Shares by the Company is not subject to any preemptive or similar rights.

                  (h) The capitalization of the Company as of June 30, 1999 is as set forth under the column entitled "June 30, 1999 - Actual" in the section of the Prospectus Supplement/Prospectus (or, if the Prospectus Supplement/Prospectus is not in existence, the Preliminary Prospectus Supplement/Prospectus) entitled "Capitalization" and, as of the Time of Purchase, assuming the Time of Purchase had been June 30, 1999, and pro forma for the receipt of the net proceeds of the Company's July 1997 private placement of Common Stock, the capitalization of the Company would have been as set forth under the column entitled "June 30, 1999 - Pro Forma As Adjusted" in the section of the Prospectus Supplement/Prospectus entitled Capitalization." All of the outstanding shares of capital stock of the Company (including the Rights) have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted or exercised thereunder, set forth in the Prospectus Supplement/Prospectus (or, if the Prospectus Supplement/Prospectus is not in existence, in the most recent Preliminary Prospectus Supplement/Prospectus), accurately and fairly present the information required to be shown with respect to such plans, arrangements,


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         options and rights. Other than this Agreement, the Warrant Agreement between the Company and First Security Van Kasper Inc. covering warrants to purchase 66,000 shares of the Common Stock (including associated Rights) (the "Warrant Agreement"), outstanding options to purchase Common Stock, options to purchase 622,000 shares of Common Stock granted to Roger Warren pursuant to his Key Employee Agreement, dated September 1999, options to purchase 70,553 shares of Common Stock granted pursuant to the Company's 1996 Equity Incentive Plan since June 30, 1999 and additional options to purchase Common Stock issued after the date of this Agreement pursuant to existing stock option plans, outstanding warrants to purchase Common Stock, outstanding securities convertible into Common Stock, securities issuable pursuant to existing employee compensation plans and pursuant to the Rights (provided that the Rights are not exercisable), in each case as described in the Prospectus Supplement/Prospectus (or, if the Prospectus Supplement/Prospectus is not in existence, the most recent Preliminary Prospectus Supplement/Prospectus), there are no options, warrants or other rights outstanding to subscribe for or purchase any shares or any securities convertible into or exchangeable for any capital stock of the Company. There are no preemptive rights applicable to any shares of capital stock of the Company. There are no restrictions upon the voting or transfer of any of the Shares pursuant to the Company's Certificate of Incorporation, bylaws or other governing documents or any agreement to which the Company is a party or by which it may be bound. Except as is provided in the Warrant Agreement and for the Shares, neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived, for or relating to the registration of any securities of or issued by the Company. The Rights are not now and never have been transferable separately from the shares of Common Stock or exercisable. No Person, including any of the Company's shareholders at the time of the issuance of the Rights, has at any time been an Acquiring Person, a Principal Party or a Transaction Person, and no Distribution Date, Shares Acquisition Date or Transaction has occurred or been proposed. The execution of this Agreement and the Warrant Agreement and the completion of the transactions contemplated hereby and thereby, including the acquisition of the Shares and any Common Stock purchased by any Underwriter in connection with stabilization will not cause: (i) any Underwriter to become an Acquiring Person, a Principal Party or a Transaction Person;
         (ii) a Distribution Date, a Shares Acquisition Date or a Transaction to occur or (iii) any Underwriter or any two or more Underwriters taken together to be, or to have been, the "Beneficial Owner" and/or to "beneficially own" any of (A) the Shares it or they had or have the right to acquire under the Underwriting Agreement, (B) the Shares it or they acquire under the Underwriting Agreement or (C) any shares of Common Stock it or they acquire in stabilization transactions related to the distributions or proposed distribution of the Shares contemplated by the Underwriting Agreement. The Amendment to the "Rights Agreement" (defined below) dated November 8, 1999, was duly authorized, executed and delivered by the Company and the Rights Agent and amended the Rights Agreement effective as of January 23, 1998. There have been no other amendments to the Rights Agreement. As used in this section the following terms have the meanings given to them in the Rights Agreement dated as of January 23, 1998 between the Company and


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         American Stock Transfer & Trust Company, as Rights Agent (the "Rights
         Agreement"): "Beneficial Owner", "beneficially own", "Person", "Acquiring Person", "Principal Party", "Transaction Person", "Distribution Date", "Shares Acquisition Date" and "Transaction".

                  (i) The Company has power (corporate and other) to enter into and perform its obligations under this Agreement and the Warrant Agreement and to issue, sell and deliver the securities to be delivered by it pursuant hereto and thereto. This Agreement and the Warrant Agreement have each been duly authorized, executed and delivered by the Company and constitute the valid and binding agreements of the Company, and each is enforceable against the Company in accordance with its terms except insofar as enforceability may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable considerations and except insofar as the indemnification and contribution provisions of
         Section 7 of this Agreement and Section 3(f) of the Warrant Agreement may be affected by public policy concerns.

                  (j) The Company is not, nor with the giving of notice or lapse of time or both would it be, in violation of or in default under, nor will the execution or delivery of this Agreement or the Warrant Agreement or the completion of the transactions contemplated by this Agreement or the Warrant Agreement result in a violation of or constitute a breach of or a default (including without limitation with the giving of notice, the passage of time or both) under, the Certificate of Incorporation, bylaws or other governing documents of the Company or any evidence of indebtedness, contract, license, joint venture or other agreement or instrument of any type whatsoever to which the Company is a party or by which it or any of its properties is bound except that no representation or warranty is made with respect to certain matters set forth in a letter delivered by the Company, dated the date hereof, to the Representative, other than a representation that any breaches of or defaults under the agreements referred to in that letter, if in fact any such matters are breaches or defaults, are not material to the Company. The Company has not incurred any liability, direct or indirect, for any finders' or similar fees payable on behalf of the Company or the Underwriters in connection with the transactions contemplated by this Agreement or the Warrant Agreement. The performance by the Company of its obligations under this Agreement and the Warrant Agreement will not violate any law, ordinance, rule or regulation (provided that no representation or warranty is made with respect to the effect, if any, of public policy concerns on the indemnification and contribution provisions of Section 7 of this Agreement and Section 3(f) of the Warrant Agreement), or any order, writ, injunction, judgment or decree of any governmental agency or body or of any court or result in the creation or imposition of any lien, charge, claim, encumbrance or right of any third party of any type or description on any property of the Company. No consent, approval, authorization or order of any court, governmental agency or body (except as has been obtained), financial institution or any other person is required for the completion of the transactions contemplated by this Agreement or, except for filings under the Securities Act required by Section 3 of the Warrant Agreement, the Warrant Agreement.


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                  (k) The Company owns, or has valid rights to use, all items of real and personal property which are material to the business of the Company, free and clear, except as described in the Registration Statement and the Prospectus Supplement/Prospectus (or, if the Prospectus Supplement/Prospectus is not in existence, the most recent Preliminary Prospectus Supplement/Prospectus), of all liens, charges, claims, encumbrances and rights of third parties of any type or description that might materially interfere with the business, results of operations, condition (financial or other) or prospects of the Company.

                  (l) The Company owns or possesses adequate rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, tradenames and copyrights which are necessary for the conduct of its business. Except as set forth in the Prospectus Supplement/Prospectus (or, if the Prospectus Supplement/Prospectus is not in existence, the most recent Preliminary Prospectus Supplement/Prospectus), the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, tradenames or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the business, results of operations, condition (financial or other) or prospects of the Company.

                  (m) Except as set forth in the Prospectus
         Supplement/Prospectus (or, if the Prospectus Supplement/Prospectus is not in existence, the most recent Preliminary Prospectus Supplement/Prospectus), there is no litigation or governmental proceeding to which the Company is a party or to which any property of the Company is subject which is pending or, to the best knowledge of the Company, threatened or contemplated against the Company or its property that (i) might have a material effect on, or might result in any material adverse change in, the business, results of operations, condition (financial or other) or prospects of the Company, (ii) might prevent completion of the transactions contemplated by this Agreement or the Warrant Agreement or (iii) is required to be disclosed in the Registration Statement or Prospectus Supplement/ Prospectus (or, if the Prospectus Supplement/Prospectus is not in existence, the most recent Preliminary Prospectus Supplement/Prospectus) and is not so disclosed.

                  (n) The Company is not in violation of any law, order, ordinance, rule or regulation, or any order, writ, injunction, judgment or decree of any governmental agency or body or of any court, to which it or its properties (whether owned or leased) may be subject, which violation might have a material adverse effect on the business, results of operations, condition (financial or other) or prospects of the Company.

                  (o) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act, the Exchange Act Rules and Regulations or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares. No bid or purchase by the Company and, to the best knowledge of the Company, no bid or purchase that could be


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         attributed to the Company (as a result of bids or purchases by an
         "affiliated purchaser" within the meaning of Regulation M under the Exchange Act) for or of the Common Stock, any securities of the same class or series as the Common Stock or any securities convertible into or exchangeable for or that represent any right to acquire the Common Stock is now pending or in progress or will have commenced at any time prior to the completion of the distribution of the Shares.

                  (p) Arthur Andersen LLP, whose report appears in the Registration Statement and the Prospectus Supplement/Prospectus (or, if the Prospectus Supplement/Prospectus is not in existence, the most recent Preliminary Prospectus Supplement/Prospectus) is, and during the periods covered by that report were, independent accountants as required by the Securities Act and the Rules and Regulations. The financial statements and schedules included in the Registration Statement, each Preliminary Prospectus Supplement/ Prospectus and the Prospectus Supplement/Prospectus present fairly (or, if the Prospectus Supplement/Prospectus has not been filed with the Commission, as to the Prospectus Supplement/Prospectus, will present fairly) the financial condition, results of operations, changes in shareholders' equity (deficit) and cash flows of the Company at the dates and for the periods indicated, and each of those financial statements and schedules present fairly the information required to be stated therein. Such financial statements and schedules have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented, except as may be stated therein. The selected and summary financial and statistical data included in the Registration Statement and the Prospectus Supplement/Prospectus present fairly (or, if the Prospectus Supplement/Prospectus has not been filed with the Commission, as to the Prospectus Supplement/Prospectus, will present fairly) the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein. No other financial statements or schedules are required to be included in the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement/Prospectus or the Prospectus Supplement/Prospectus.

                  (q) The books, records and accounts of the Company accurately and fairly reflect, in reasonable detail, the transactions in and dispositions of the assets of the Company. The systems of internal accounting controls maintained by the Company are sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary (x) to permit preparation of financial statements in conformity with generally accepted accounting principles and (y) to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (r) The Company has delivered to the Representative the written agreement of each of its officers and directors (each a "Material Holder") to the effect that each Material Holder will not, for a period of 90 days following the date of this Agreement, without the prior written consent of First Security Van Kasper Inc., offer, sell or


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         otherwise dispose of any Common Stock owned by him or her or any interest therein, except for bona fide gifts and transfers of Common Stock to immediate family members or to a trust for his or her benefit or the benefit of an immediate family member.

                  (s) No labor disturbance by the employees of the Company exists, is imminent or, to the knowledge of the Company, is contemplated or threatened. The Company is not aware of an existing, imminent or threatened labor disturbance by employees of any principal suppliers, manufacturers, contractors or others that might be expected to result in any material change in the business, results of operations, condition (financial or other) or prospects of the Company. No collective bargaining agreement exists with any of the Company's employees and, to the best knowledge of the Company, no such agreement is imminent.

                  (t) The Company has filed all federal, state, local and foreign tax returns which are required to be filed or has requested extensions thereof and has paid all taxes, including withholding taxes, penalties and interest, assessments, fees and other charges to the extent that those taxes have become due and payable. No tax assessment or deficiency has been made or proposed against the Company nor has the Company received any notice of any proposed tax assessment or deficiency.

                  (u) Except as set forth in the Prospectus
         Supplement/Prospectus (or, if the Prospectus Supplement/Prospectus is not in existence, the most recent Preliminary Prospectus Supplement/Prospectus), there are no outstanding loans, advances or guaranties of indebtedness by the Company to or for the benefit of any of (i) its "affiliates", as that term is defined in the Rules and Regulations, or (ii) any of the members of the families of any of them.

                  (v) The Company has not, directly or indirectly, at any time:
         (i) made any contributions to any candidate for political office, or failed to disclose fully any such contribution, in violation of law;
         (ii) made any payment to any local, state, federal or foreign governmental officer or official or other person charged with similar public or quasi-public duties, other than payments required or allowed by all applicable laws; or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

                  (w) The Company has no liability, absolute or contingent, relating to: (i) public health or safety; (ii) worker health or safety;
         (iii) product defect or warranty; or (iv) pollution, damage to or protection of the environment, including, without limitation, relating to damage to natural resources, emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, further without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the manufacture, processing, use, treatment, storage, generation, disposal, transport or handling of any hazardous materials. As used in this Section 2(w), "hazardous material" includes lead, lead oxide, sulfuric acid, solvents, adhesives and other chemical substances, wastes, pollutants, contaminants and hazardous or toxic substances, constituents, materials or wastes, in each case whether solid, gaseous or liquid in nature.


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                  (x) The Company has not distributed and will not distribute prior to the Time of Purchase and the Additional Time of Purchase, as the case may be, any prospectus, prospectus supplement or other offering material in connection with the offering and sale of the Shares other than the Preliminary Prospectus Supplement/Prospectus, the Prospectus Supplement/Prospectus, the Registration Statement and any other material which may be permitted by the Securities Act and the Rules and Regulations.

                  (y) The Common Stock is traded on and, subject to official notice of issuance, the Shares have been approved for inclusion for quotation on the Nasdaq National Market.

                  (z) The Company is not now, and intends to conduct its affairs in the future in such a manner so that it will not become, an investment company within the meaning of the Investment Company Act of 1940, as amended.

         2. Purchase, Sale and Delivery of Shares.

         (a) On the basis of the representations, warranties, covenants and agreements of the Company contained in this Agreement and subject to the terms and conditions set forth in this Agreement, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $8.46 per share (the "purchase price per share"), the number of Firm Shares set forth opposite its name on Schedule I hereto.

         (b) The Company hereby grants to the several Underwriters an option to purchase from the Company, severally and not jointly, all or any portion of the Option Shares at the same purchase price per share as the Underwriters are to pay for the Firm Shares. This option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before the 45th day after the date of the Prospectus Supplement/Prospectus upon written, telecopied or telegraphic notice by the Representative to the Company setting forth the aggregate number of Option Shares as to which the several Underwriters are exercising the option and the settlement date. The Option Shares shall be purchased severally, and not jointly, by each Underwriter, if purchased at all, in the same proportion that the number of Firm Shares set forth opposite the name of the Underwriter in Schedule I to this Agreement bears to the total number of Firm Shares to be purchased by the Underwriters under Section 2(a) above, subject to such adjustments as the Representative may in its discretion make to eliminate any fractional shares. Delivery of certificates for the Option Shares, and payment therefor, shall be made as provided in Sections 2(c) and 2(d) below.

         (c) Delivery of the Firm Shares and, if the option granted by the Company in Section 2(b) above has been exercised not later than 6:30 a.m., San Francisco time, on the second business day preceding the Time of Purchase, the Option Shares is to be made at the office of Gibson, Dunn & Crutcher LLP, 1801 California Street, Suite 4100, Denver, Colorado 80202 at 7:30 a.m., Denver time, on November 12, 1999, at such time on such other day, not later than seven full business days after that date, as is agreed to in writing by the Company and the Representative or as provided in Section 8 of this Agreement. The date and hour of delivery and payment for the Firm Shares is referred to in this Agreement as the "Time of Purchase". As used in this Agreement, "business day" means a day on which the Nasdaq National Market is open for trading and on which banks in New York and California are open for business and not permitted by law or executive order to be closed.

         (d) If the option granted by the Company in Section 2(b) above is exercised after 6:30 a.m., San Francisco time, on the second business day preceding the Time of Purchase, delivery of the Option Shares and payment therefor is to be made at the office of First Security Van Kasper Inc., 600 California Street, Suite 1700, San Francisco, California 94111, at 6:30 a.m., San Francisco time, on the date specified by the Representative, which shall be four or fewer business days after the exercise of the option, but not in excess of the period of time specified in the Rules and Regulations (such date and time, the "Additional Time of Purchase").

         (e) Payment of the purchase price for the Shares by the several Underwriters is to be made by certified or official bank check or checks drawn in next-day funds, payable to the order of the Company. Such payment shall be made upon delivery of certificates for the Shares to you for the respective accounts of the several Underwriters. Certificates for the Shares to be delivered to you must be registered in such name or names and shall be in such denominations as the Representative may request no later than the second business day before the Time of Purchase, in the case of Firm Shares, and at least one business day prior to the purchase of the Option Shares, in the case of the Option Shares. Such certificates will be made available to the Underwriters for inspection, checking and packaging at such location as the Representative may request, not less than one full business day prior to the Time of Purchase or, in the case of the Option Shares, by 3:00 p.m., New York time, on the first business day preceding the Additional Date of Purchase. The Representative, individually and not on behalf of the Underwriters, may (but is not be obligated to) make payment to the Company for Shares to be purchased by any Underwriter whose check or funds has not been received by the Representative at the Time of Purchase or, if applicable, the Additional Time of Purchase. Any such payment shall not relieve such Underwriter from any of its obligations hereunder.

         (f) It is understood that the several Underwriters propose to offer the Shares for sale to the public as soon as the Representative deems it advisable to do so. The Firm Shares are to be initially offered to the public at the public offering price set forth (or to be set forth) in the Prospectus Supplement/Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms.

         3. Certain Additional Agreements of the Company. The Company covenants and agrees with the several Underwriters as set forth below:

                  (a) The Company will file the Prospectus
         Supplement/Prospectus, properly completed (and in form and substance reasonably satisfactory to the Underwriters) pursuant to Rule 424(b) within the time period prescribed and in any event prior to the Time of Purchase and will provide evidence satisfactory to the Representative of that timely filing. The Company will not file the Prospectus Supplement/Prospectus, any amended Prospectus Supplement/Prospectus, any amendment (including post-effective amendments) to the Registration Statement or any supplement to the Prospectus

         Supplement/Prospectus without (i) advising the Representative of and, a reasonable time prior to the proposed filing of the amendment or supplement, furnishing the Representative with copies thereof and (ii) obtaining the prior consent of the Representative to that filing. The Company will prepare and file with the Commission, promptly upon the request of the Representative, any amendment to the Registration Statement or amendment or supplement to the Prospectus Supplement/Prospectus that may be necessary or advisable in connection with the distribution of the Shares by the Underwriters and use its best efforts to cause any such amendment to become effective as promptly as possible.

                  (b) The Company will promptly advise the Representative (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus Supplement/Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the registration, qualification or exemption from registration or qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain the withdrawal thereof as soon as possible.

                  (c) Until the Time of Purchase and, if applicable, the Additional Time of Purchase has occurred, the Company will (i) provide to you, two business days before the filing thereof, a copy of each document the Company intends to file or files with the Commission that would be incorporated in the Base Prospectus, (ii) consult with you concerning each such document and (iii) not file any such document to which you reasonably object.

                  (d) The Company will (i) on or before the Time of Purchase, deliver to you and your counsel a signed copy of the Registration Statement as originally filed and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless and to the extent previously furnished to each of you and your counsel) and all documents filed by the Company with the Commission under the Exchange Act and deemed to be incorporated by reference in the Base Prospectus and will also deliver to you, for distribution to the several Underwriters, a sufficient number of additional conformed copies of each of the foregoing (excluding exhibits) so that one copy of each may be distributed to each Underwriter, (ii) as promptly as possible deliver to each of you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus Supplement/Prospectus as you reasonably request and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or a dealer, likewise send to the Underwriters as many additional copies of the Prospectus Supplement/Prospectus and as many copies of any supplement to the Prospectus Supplement/Prospectus and of any amended Prospectus

         Supplement/Prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act.

                  (e) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or a dealer any event occurs as a result of which it is necessary to supplement or amend the Prospectus Supplement/Prospectus in order to make the Prospectus Supplement/Prospectus not misleading or so that the Prospectus Supplement/Prospectus will not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case at the time the Prospectus Supplement/Prospectus is delivered to a purchaser of the Shares, or if it is necessary to amend or to supplement the Prospectus Supplement/Prospectus to comply with the Securities Act, the Rules and Regulations, the Exchange Act or the Exchange Act Rules and Regulations, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus Supplement/Prospectus or an amended Prospectus Supplement/Prospectus so that the Prospectus Supplement/Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and so that it then will otherwise comply with the Securities Act, the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations. If, after the public offering of the Shares by the Underwriters and during such period, the Underwriters propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation and if, in the opinion either of counsel for the Company or counsel for the Underwriters, such proposed variation requires that the Prospectus Supplement/ Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus Supplement/Prospectus or an amended Prospectus Supplement/Prospectus setting forth that variation. The Company authorizes the Underwriters and all dealers to whom any of the Shares may be sold by the Underwriters to use the Prospectus Supplement/ Prospectus, as from time to time so amended or supplemented and for the period when a prospectus is required to be delivered, in connection with the sale of the Shares in accordance with the applicable provisions of the Securities Act and the Rules and Regulations.

                  (f) The Company will cooperate with you and your counsel in the qualification or registration of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you may designate and, if applicable, in connection with exemptions from such qualification or registration and, during the period in which a Prospectus Supplement/Prospectus is required by law to be delivered by an Underwriter or a dealer, in keeping those qualifications, registrations and exemptions in effect; provided that the Company is not obligated to file any general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications, registrations and exemptions in effect for so long a period as you may reasonably request for the distribution of the Shares.

                  (g) During a period of five years commencing with the date of this Agreement, the Company will promptly furnish to you and to each Underwriter who may so request in writing copies of (i) all periodic and special reports furnished by it to its shareholders, (ii) all information, documents and reports filed by it with the Commission, the Nasdaq National Market, any securities exchange or the National Association of Securities Dealers, Inc., (iii) all press releases and material news items or articles in respect of the Company, its products or affairs released or prepared by the Company (other than promotional and marketing materials disseminated solely to customers and potential customers of the Company in the ordinary course of business) and (iv) any additional information concerning the Company or its business which the Representative reasonably requests.

                  (h) As soon as practicable, but not later than the 45th day following the end of the fiscal quarter first ending after the first anniversary of the Effective Date, the Company will make generally available to its securities holders and furnish to the Representative an earning statement or statements in accordance with Section 11(a) of the Securities Act and Rule 158.

                  (i) Without the prior written consent of First Security Van Kasper Inc., the Company will not, directly or indirectly, offer, sell, grant options to purchase or otherwise dispose of any shares of its equity securities for 90 days following the date of this Agreement, except that no consent is required (i) for the sale of the Shares to be sold to the Underwriters pursuant to this Agreement and the warrants to be sold pursuant to the Warrant Agreement, (ii) with respect to securities issued in connection with any acquisitions, (iii) for grant and exercises of stock options under stock option plans existing at the date of this Agreement or options that are exercisable after that 90-day period, (iv) issuances of Common Stock on exercise of warrants and conversion of convertible securities, in each case as are outstanding at the date of this Agreement, and (v) issuances of Common Stock under the Company's employee compensation plans in existence at the date of this Agreement.

                  (j) The Company will apply the net proceeds from the offering received by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus Supplement/ Prospectus.

                  (k) As long as the Common Stock is publicly held, the Company will use its best efforts to, and at all times for a period of at least five years after the date of this Agreement, unless such securities are then listed on a national securities exchange, cause the Common Stock (including the Shares) to be included for quotation on the Nasdaq National Market, and the Company will comply with all registration, filing, reporting and other requirements of the Exchange Act and the Nasdaq National Market (or, if applicable, such national securities exchange) which may from time to time be applicable to the Company.

                  (l) The Company will timely, and in any event prior to the Time of Purchase, file this Agreement with the Commission with a Report on Form 8-K.

                  (m) The Company will as soon as possible, and in any event prior to the Time of Purchase, amend the Rights Agreement to clarify that neither any Underwriter nor any two or more Underwriters taken together have been or will be the "Beneficial Owner" and/or "beneficially own", in each case as defined in the Rights Agreement, any of (i) the Shares it or they had or have the right to acquire under the Underwriting Agreement, (ii) the Shares it or they acquire under the Underwriting Agreement or (iii) any shares of Common Stock it or they acquire in stabilization transactions related to the distributions or proposed distribution of the Shares contemplated by the Underwriting Agreement.

                  (n) For purposes of the Rights Agreement, the Company consents to the acquisition of shares of Common Stock by the Representative and the Underwriters pursuant to this Agreement, the Warrant Agreement and any other acquisitions made prior to the date of the amendment to the Rights Agreement described in Section 3(m) above.

         4.  Fees and Expenses.

         (a) The Company will pay and bear all costs and expenses in connection with: the preparation, printing and filing of the Registration Statement (including financial statements, schedules and exhibits), Preliminary Prospectus Supplement/Prospectus and the Prospectus Supplement/Prospectus, any drafts of each of them and any amendments or supplements to any of them; the duplication or, if applicable, printing (including all drafts thereof) of this Agreement, the Agreement Among Underwriters, any Selected Dealer Agreements, the Warrant Agreement, any Preliminary Blue Sky Survey or Memorandum and any Supplemental Blue Sky Survey or Memorandum, the Underwriters' Questionnaire and the Power of Attorney and the duplication and printing (including of drafts thereof) of any other underwriting documents and material (including but not limited to marketing memoranda and other marketing material) in connection with the offering, purchase, sale and delivery of the Shares; the issuance and delivery of the Shares under this Agreement to the several Underwriters, including all expenses, taxes, duties, fees and commissions on the purchase and sale of the Shares and Nasdaq National Market brokerage and transaction levies with respect to the purchase and, if applicable, incident to the sale and delivery of the Shares by the Company to the several Underwriters and by the several Underwriters to the initial purchasers thereof; the cost of printing all stock certificates; the Transfer Agents' and Registrars' fees; the fees and disbursements of counsel for the Company; all fees and other charges of the Company's independent public accountants; the cost of furnishing to the several Underwriters copies of the Registration Statement (including appropriate exhibits), Preliminary Prospectus Supplement/Prospectus and the Prospectus Supplement/Prospectus, the agreements and other documents and instruments referred to above and any amendments or supplements to any of the foregoing; NASD filing fees and the cost of qualifying or registering the Shares (or obtaining exemptions from qualification or registration) under the securities or Blue Sky laws of such jurisdictions as you designate (including filing fees and the fees and costs/charges of Underwriters' counsel in connection with such state securities or Blue Sky qualifications, registrations and exemptions); all fees and expenses in connection with qualification of the Shares for inclusion for quotation on the Nasdaq National Market; advertising and road-show expenses; and all other expenses incurred by the Company in connection with the performance of its obligations under this Agreement.

         (b) In addition to the Company's obligations under Section 7(a) of this Agreement, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or, based upon any loss, claim, damage or liability referred to in Section 7(a) of this Agreement, the Company must reimburse or advance to or for the benefit of each of the Underwriters, on a monthly basis (or more often, if requested), for all legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse or advance for the benefit of the Underwriters for such expenses or the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any portion, or all, of any such interim reimbursement payments or advances are so held to have been improper, the Underwriters receiving the same must severally, and not jointly, promptly return such amounts to the Company together with interest at the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Bank of America, NT&SA, San Francisco, California (the "Prime Rate"), compounded monthly, but not in excess of the maximum rate permitted by applicable law. Any such interim reimbursement payments or advances that are not made to or for the Underwriters within ten days of a request for reimbursement or for an advance will bear interest at the Prime Rate, but not in excess of the maximum rate permitted by applicable law, from the date of such request until the date paid.

         (c) In addition to its obligations under Section 7(b) of this Agreement, each Underwriter severally and in proportion to its obligation to purchase Firm Shares as set forth on Schedule I hereto, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any loss, claim, damage or liability referred to in Section 7(b) of this Agreement, must reimburse or advance to or for the benefit of the Company, on a monthly basis (or more often, if requested), for its proportion share (as so determined) of all legal and other expenses incurred by the Company in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety or enforceability of the Underwriters' obligation to reimburse or advance for the benefit of the Company for such expenses and the possibility that such payments or advances might later be held to have been improper by a court of competent jurisdiction. To the extent that any portion, or all, of any such interim reimbursement payments or advances are so held to have been improper, the Company must promptly return such amounts to each Underwriter in question together with interest at the Prime Rate, but not in excess of the maximum rate permitted by applicable law. Any such interim reimbursement payments or advances that are not made to the Company within ten days of a request for reimbursement or for an advance will bear interest at the Prime Rate, but not in excess of the maximum rate permitted by applicable law, from the date of such request until the date paid.

         (d) Any controversy arising out of the operation of the interim reimbursement and advance arrangements set forth in Sections 4(b) and 4(c) above, including the amounts of any requested reimbursement payments or advance, the method of determining such amounts and the basis on which such amounts are to be apportioned among the indemnifying parties, will be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. If the party demanding arbitration does not make a designation of an arbitration tribunal in the demand or notice, then the party responding to the demand or notice is authorized to do so. Any such arbitration will be limited to the interpretation and obligations of the parties under the interim reimbursement and advance provisions contained in Sections 4(b) and 4(c) above and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for or contribute to expenses that is created by the provisions of Section 7 of this Agreement.

         (e) If the sale of the Shares provided for herein is not completed because any condition to the obligations of the Underwriters set forth in
Section 5 of this Agreement is not satisfied, because of any termination pursuant to Section 9 of this Agreement, by the Company under Section 6 of this Agreement or because of any refusal, inability or failure on the part of the Company to perform any covenant or agreement set forth in this Agreement or to comply with any provision of this Agreement other than by reason of a default by any of the Underwriters, the Company must reimburse the several Underwriters immediately upon, and in any event within two business days of, demand for all out-of-pocket expenses (including fees and costs/charges of counsel) that have been incurred by any or all of them in connection with investigating, preparing to market or marketing the Shares, including without limitation in connection with the Preliminary Prospectus Supplement/Prospectus and the Prospectus Supplement/Prospectus, or otherwise in connection with or related to this Agreement. Any amount payable by Company under this Section 4(e) that is not paid when due will bear interest at the Prime Rate, but not in excess of the maximum amount permitted by law, until paid.

         5. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase and pay for the Shares is subject, in the sole discretion of the Representative, to the accuracy as of the date of execution of this Agreement, the Time of Purchase and the Additional Time of Purchase, as the case may be, of the representations and warranties of the Company set forth in this Agreement, the accuracy of the statements of the Company and its officers made in any certificate delivered pursuant to this Agreement, the performance by the Company of all of its obligations to be performed under this Agreement at or prior to the Time of Purchase or the Additional Time of Purchase, as the case may be, the satisfaction of all conditions to be satisfied or performed by the Company at or prior to the applicable date and the following additional conditions:

                  (a) If a post-effective amendment to the Registration Statement is required to be filed pursuant to Rule 430A under the Securities Act, that post-effective amendment must have been filed and, not later than 5:00 p.m., New York time, on the date of this Agreement or at such later date and time as you may approve in writing, the Company must have provided evidence satisfactory to the Representative of the filing and the effectiveness of that amendment, and at the Time of Purchase and, if applicable, the Additional Time of Purchase, if filing of the Prospectus Supplement/Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus Supplement/Prospectus, and any supplement thereto, will be filed in the manner and within the time period required by Rule 424(b) and prior to the Time of Purchase or Additional Time of Purchase, as the case may be; no stop order suspending the effectiveness of the Registration Statement or any qualification, registration or exemption from qualification or registration for the sale of the Shares in any jurisdiction may have been issued and no proceedings for that purpose may have been instituted or threatened; and any request for additional information on the part of the Commission must have been complied with to the reasonable satisfaction of the Representative and its counsel.

                  (b) You must have received from Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, an opinion, dated the day of the Time of Purchase, with respect to the issuance and sale of the Shares and such other related matters as the Representative reasonably requires, and the Company must have furnished such counsel with all documents it requests for the purpose of enabling them to pass upon those matters.

                  (c) You must have received at the Time of Purchase and the Additional Time of Purchase, as the case may be, the opinion of Cooley Godward LLP, counsel for the Company, addressed to the Underwriters and dated the day of the Time of Purchase or of the Additional Time of Purchase, as applicable, with reproduced copies or signed counterparts thereof for each of the Underwriters, covering the matters set forth in Annex A to this Agreement and in form and substance satisfactory to you.

                  (d) You must be satisfied in your sole judgment that there has not been any material change in the market for securities in general or in political, financial or economic conditions as to render it impracticable in your sole judgment to make a public offering of the Shares, or a material adverse change in market levels for securities in general (or those of companies in particular) or financial or economic conditions which render it inadvisable to proceed.

                  (e) You must have received at the Time of Purchase and the Additional Time of Purchase, as the case may be, a certificate, dated the day of the Time of Purchase or of the Additional Time of Purchase, as the case may be, and signed by the Chief Executive Officer and the Chief Financial Officer of the Company stating that:

                    (i) the representations and warranties of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as if made at and as of the Time of Purchase or the Additional Time of Purchase, as applicable, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Time of Purchase and the Additional Time of Purchase, as applicable;

                   (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such persons, threatened under the Securities Act; and

                  (iii) (A) each person signing the certificate has carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus Supplement/Prospectus and any supplements or amendments to any of them and, as of the date of this Agreement, the statements made in the Registration Statement, the Preliminary Prospectus Supplement/Prospectus and the Prospectus Supplement/Prospectus were true and correct in all material respects and neither the Registration Statement nor the Prospectus Supplement/Prospectus contained a misstatement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) since the date of this Agreement, no event has occurred that should have been set forth in an amendment to the Registration Statement or a supplement or amendment to the Preliminary Prospectus Supplement/Prospectus or the Prospectus Supplement/ Prospectus that has not been set forth in such an amendment or supplement, (C) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective, the Base Prospectus and the Prospectus Supplement/ Prospectus, there has not been any material change or any development involving a prospective material change in or affecting the business, results of operations, condition (financial or other) or prospects of the Company, whether or not arising from transactions in the ordinary course of business, and, since such dates, the Company has not entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective, the Base Prospectus or the Prospectus Supplement/ Prospectus, (D) there are not any pending or, to the knowledge of each person signing the certificate, threatened legal proceedings to which the Company is a party or of which property of the Company is subject which is material and which is not disclosed in the Prospectus Supplement/Prospectus and (E) there are not any license agreements, contracts, leases or other documents that are required to be filed as exhibits to the Registration Statement that have not been filed as required.

                  (f) You must have received from Arthur Andersen LLP a letter or letters, addressed to the Underwriters and dated the Time of Purchase and the Additional Time of Purchase, as applicable, confirming that they are independent accountants with respect to the Company within the meaning of the Securities Act and the applicable published Rules and Regulations thereunder and, based upon the procedures described in their letter, referred to below, delivered to you concurrently with the execution of this Agreement (the "Original Letter"), but carried out to a date not more than five business days prior to the Time of Purchase and the Additional Time of Purchase, as applicable, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the day of the Time of Purchase or of the Additional Time of Purchase, as the case may be, (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter that are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information and (iii) if prior to the Time of Purchase or the Additional Time of Purchase, as applicable, the documents incorporated in the Base Prospectus include financial statements of the Company for the quarter ended September 30, 1999 or other financial data not so incorporated at the date of the Prospectus Supplement/Prospectus (or, if the Prospectus Supplement/Prospectus is not in existence at the date of this Agreement, the most recent Preliminary Prospectus Supplement/Prospectus), a letter reasonably satisfactory to you in form and content with respect to (x) such financial statements, with the procedures provided in Statement of Auditing Standards No. 71 having been performed, and (y) such other financial data with procedures with respect thereto acceptable to you having been performed. Such letters must not disclose any change, or any development involving a prospective change, in or affecting the business, results of operations, or condition (financial or other) or prospects of the Company which, in your sole judgment, makes it impractical or inadvisable to proceed with the public offering of the Shares or the purchase of the Option Shares as contemplated by the Prospectus Supplement/Prospectus (or, if the Prospectus Supplement/Prospectus is not in existence, the most recent Preliminary Prospectus Supplement/Prospectus).

                  (g) Prior to the Time of Purchase, the Shares must have been approved for inclusion for quotation on the Nasdaq National Market subject to official notice of issuance.

                  (h) On or prior to the Time of Purchase, you must have received from all Material Holders executed agreements covering the matters described in Section 1(r) of this Agreement.

                  (i) On or prior to the Time of Purchase, the Company must have entered into the Warrant Agreement, in form satisfactory to the Representative; and at the Time of Purchase, concurrently with the purchase and sale of the Firm Shares, the Company must have issued, sold and delivered the Warrants to the Representative.

                  (j) The Company must have furnished to you such further certificates and documents as you reasonably request (including certificates of officers of the Company), as to the accuracy of the representations and warranties of the Company set forth in this Agreement, the performance by the Company of its obligations under this Agreement and the other conditions concurrent and precedent to the obligations of the Underwriters under this Agreement.

         All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement will be in compliance with the provisions of this Agreement only if they are reasonably satisfactory to the Representative and its counsel. The Company must furnish you with such number of conformed copies of such opinions, certificates, letters and documents as you reasonably request.

         If any of the conditions specified in this Section 5 have not been fulfilled in all material respects when and as provided in this Agreement, time being of the essence, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement are not in all material respects reasonably satisfactory in form and substance to the Representative and its counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled by the Representative at, or at any time prior to, the Time of Purchase or, with respect to the Option Shares, the Additional Time of Purchase, as the case may be. Notice of such cancellation must be given to the Company in writing or by telephone, telecopy or telegraph confirmed in writing. Any such termination shall be without liability of the Company to the Underwriters (except as provided in Section 4 or Section 7 of this Agreement) and without liability of the Underwriters to the Company (except to the extent provided in Section 7 of this Agreement).

         6. Conditions of the Obligation of the Company. The obligations of the Company to sell and deliver the Shares required to be delivered as and when specified in this Agreement are subject to the condition that, at the Time of Purchase or, with respect to the Option Shares, the Additional Date of Purchase, no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings therefor are pending or threatened by the Commission.

         7.  Indemnification and Contribution.

         (a) The Company must indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified persons or any of them may become subject under the Securities Act, the Rules and Regulations, the Exchange Act, the Exchange Act Rules and Regulations or other federal or state statute, law or regulation, at common law or otherwise, specifically including but not limited to losses, claims, damages or liabilities (or actions in respect thereof) related to negligence on the part of any Underwriter, and the Company agrees to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise provided below, settlement expenses and fees and costs/charges of counsel) incurred by the respective indemnified persons in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding that may be brought against, such respective indemnified persons, in each case insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon, in whole or in part, (i) any breach of any representation, warranty, covenant or agreement of the Company in this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including in the Base Prospectus and the documents incorporated or to be incorporated by reference therein) or any post-effective amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus Supplement/Prospectus or the Prospectus Supplement/Prospectus, including in the documents incorporate or to be incorporated in the Base Prospectus (in each case as amended or as supplemented if the Company has filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iv) any untrue statement or alleged untrue statement of a material fact contained in any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify or register the Shares under the securities or Blue Sky laws thereof or to obtain an exemption from such qualification or registration or filed with the Commission (except to the extent covered by clause (ii) and (iii) of this sentence) or any securities association, the Nasdaq National Market or any securities exchange, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that (A) the indemnity agreements of the Company contained in this Section 7(a) will not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use in the Registration Statement, the Preliminary Prospectus Supplement/Prospectus or the Prospectus Supplement/Prospectus or any such amendment thereof or supplement thereto and (B) the indemnity agreement contained in this Section 7(a) with respect to any Preliminary Prospectus Supplement/Prospectus will not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Shares that are the subject thereof (or to the benefit of any person controlling such Underwriter) if the Company demonstrates that at or prior to the written confirmation of the sale of such Shares a copy of the Prospectus Supplement/Prospectus (or the Prospectus Supplement/ Prospectus as amended or supplemented) (excluding the documents incorporated therein by reference) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus Supplement/Prospectus was corrected in the Prospectus Supplement/Prospectus (or the Prospectus Supplement/Prospectus as amended or supplemented), unless the failure is the result of noncompliance by the Company with Section 3 of this Agreement. The indemnity agreements of the Company contained in this Section 7(a) and the representations and warranties of the Company contained in Section 1 of this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of any person indemnified by this Section 7(a) and will survive the delivery of and payment for the Shares. This indemnity agreement is in addition to any liabilities which the Company may otherwise have.

         (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its officers who signed the Registration Statement, each of its directors, each other Underwriter and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified persons or any of them may become subject under the Securities Act, the Rules and Regulations, the Exchange Act, the Exchange Act Rules and Regulations or other federal or state statute, law or regulation or at common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise provided below, settlement expenses and fees and costs/charges of counsel) incurred by the respective indemnified persons in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding that may be brought against, the respective indemnified persons, in each case arising out of or based upon (i) any breach of any representation, warranty, covenant or agreement of the indemnifying Underwriter in this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Base Prospectus) or any post-effective amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus Supplement/Prospectus or the Prospectus Supplement/Prospectus (as amended or as supplemented if the Company has filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case under clauses (ii) and (iii) above, as the case may be, only if such statement or omission was made in reliance upon and in conformity with information furnished in writing by or on behalf of such indemnifying Underwriter through the Representative specifically for use in the Registration Statement, any Preliminary Prospectus Supplement/Prospectus or the Prospectus Supplement/Prospectus or any such amendment thereof or supplement thereto. The Company acknowledges and agrees that the information set forth in the last paragraph on the cover of the Preliminary Prospectus Supplement/Prospectus and in the table under the caption "Underwriting" listing the Underwriters and the number of Firm Shares to be purchased by each, the paragraph following that table, and the final paragraph under the caption "Underwriting" in the Prospectus Supplement/ Prospectus (or, if the Prospectus Supplement/ Prospectus is not in existence, to be included therein if identical to the comparable information in the Preliminary Prospectus Supplement/Prospectus except for changes approved by the Representative) constitute the only information furnished by the Underwriters to the Company for inclusion in any Preliminary Prospectus Supplement/Prospectus, the Prospectus Supplement/Prospectus or the Registration Statement. The indemnity agreement of each Underwriter contained in this Section 7(b) will remain operative and in full force and effect regardless of any investigation made by or on behalf of any person indemnified by this Section 7(b) and will survive the delivery of and payment for the Shares. This indemnity agreement shall be in addition to any liabilities which each Underwriter may otherwise have.

         (c) Each person indemnified by Sections 7(a) and 7(b) above agrees, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought and if a claim in respect thereunder is to be made against the indemnifying persons under this Section 7, to promptly give written notice (the "Notice") of the service or notification to the person from whom indemnification may be sought under this Agreement. No indemnification under Sections 7(a) or 7(b) above or, contribution under Section 7(e) below, will be available to any person who fails to so give the Notice if the person to whom the Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related, but only to the extent that person demonstrates it was materially prejudiced by the failure to receive the Notice, and the omission so to notify the indemnifying person will not relieve it or any other person from any liability which either may have to the indemnified person or persons other than under Sections 7(a), 7(b) or 7(e).

         (d) Any indemnifying person will be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified person. Any indemnifying person will be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (the "Notice of Defense") to the indemnified person, to assume (alone or in conjunction with any other indemnifying person or persons) the entire defense of the action, suit, investigation, inquiry or proceeding, in which event the defense will be conducted, at the expense of the indemnifying person or persons, by counsel chosen by such indemnifying person or persons and reasonably satisfactory to the indemnified person or persons; provided that if the indemnified person or persons reasonably determine that there may be a conflict between the positions of the indemnifying person or persons and the indemnified person or persons in conducting the defense of the action, suit, investigation, inquiry or proceeding or that there may be legal defenses or rights available to the indemnified person or persons different from or in addition to those available to the indemnifying person or persons, then separate counsel for and selected by the indemnified person or persons will be entitled to conduct the defense of the indemnified person or persons at the expense of the indemnifying person or persons; and provided further that the indemnifying person or persons will not be liable for the fees and expenses of more than one separate counsel, reasonably approved by the indemnifying person or persons, for all of the indemnified persons, plus, if applicable, local counsel in each jurisdiction. In addition, in any event, the indemnified person or persons will be entitled to have counsel selected by such indemnified person or persons participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying person gives a Notice of Defense and, unless separate counsel is to be chosen by the indemnified person or persons as provided above or the counsel chosen by the indemnifying person or persons is not reasonably satisfactory to the indemnified person or persons, the indemnifying person or persons will not be liable under Sections 7(a) above through this Section 7(d) for any legal expenses subsequently incurred by the indemnified person or persons in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying persons or person must bear and pay the legal and other expenses incurred in connection with the conduct of the defense as referred to in the "provided" clause in the preceding sentence and (B) the indemnifying person or persons must bear and pay such other expenses as it or they have authorized to be incurred by the indemnified person or persons. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying person or persons will be responsible for any legal or other expenses incurred by the indemnified person or persons in connection with the defense of the action, suit, investigation, inquiry or proceeding.

         (e) In order to provide for just and equitable contribution in any action in which a claim for indemnification is made pursuant to this Section 7 but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right to appeal) that such indemnification may not be enforced in the case notwithstanding that this Section 7 provides for indemnification in that case, each indemnifying person must contribute to the amount paid or payable by such indemnified person as a result of the losses, claims, damages, liabilities and expenses referred to in Section 7(a) or 7(b) above (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying person from the offering of the Shares or (ii) if the allocation provided by clause (i) of this sentence is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in that clause (i) but also the relative fault of each person in connection with the statements, omissions or other matters that resulted in the losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters will be deemed to be in the same respective proportions as the total proceeds from the offering of the Shares, net of the underwriting discounts, received by the Company and the total underwriting discount retained by the Underwriters bear to the aggregate public offering price of the Shares. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by a party and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

         The parties agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the considerations referred to in the first paragraph of this Section 7(e). The amount paid by an indemnified person as a result of the losses, claims, damages or liabilities, referred to in the first sentence of this Section 7(e) will be deemed to include any legal or other expenses reasonably incurred by that indemnified person in connection with investigating, preparing to defend or defending against any action or claim which is the subject of this Section 7(e). Notwithstanding the provisions of this Section 7(e), no Underwriter will be required to contribute any amount in excess of the underwriting discount applicable to the Shares purchased by that Underwriter. For purposes of this
Section 7(e), each person who controls an Underwriter within the meaning of the Securities Act will have the same rights to contribution as the Underwriter, and each person who controls the Company within the meaning of the Securities Act, each officer of the Company who signed the Registration Statement and each director of the Company will have the same rights to contribution as the Company, subject in each case to the immediately preceding sentence and the immediately following two sentences. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute in this Section 7(e) are several in proportion to their respective underwriting obligations and not joint.

         (f) The Company may not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought under this Section 7 (whether or not the Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act is a party to such claim, action, suit or proceeding), unless the settlement, compromise or consent includes an unconditional release of each the Underwriter and each such controlling person from all liability arising out of the claim, action, suit or proceeding.

         (g) No Underwriter may, without the consent of the Company, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Company is a party to such claim, action, suit or proceeding), which consent shall not be unreasonably withheld, unless such settlement, compromise or consent includes an unconditional release of the Company, each of its officers who signed the Registration Statement, each of its directors and each person who controls the Company within the meaning of Section 15 of the Securities Act from all liability arising out of such claim, action, suit or proceeding.

         (h) The parties to this Agreement acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding this Agreement including, without limitation, Sections 4(b) and 4(c) of this Agreement and this Section 7 and that they are fully informed regarding all such provisions. They further acknowledge that Sections 4(b) and 4(c) and this Section 7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement, the Preliminary Prospectus Supplement/Prospectus and the Prospectus Supplement/Prospectus as required by the Securities Act, the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations. The parties are aware that federal or state policy, as interpreted by the courts in certain jurisdictions, may be contrary to certain provisions of Sections 4(b) and 4(c) and this Section 7 and, to the extent permitted by law, the parties hereby expressly waive and relinquish any right or ability to assert that public policy as a defense to a claim under Sections 4(b) or 4(c) or this Section 7 and further agree not to attempt to assert any such defense.

         (i) As used in this Agreement, the word "persons" includes individuals and entities and the word "it" includes individuals (including without limitation corporations, partnerships and limited liability companies).

         (j) If any payment required to be made under this Section 7 is not made within two business days after demand, the amount due will bear interest at the Prime Rate, compounded monthly, but not in excess of the maximum rate permitted by applicable law.

         8. Substitution of Underwriters. If for any reason one or more of the Underwriters fails or refuses (otherwise than for a reason sufficient to justify the termination of this Agreement under Sections 5 or 9 of this Agreement) to purchase and pay for the number of Firm Shares agreed to be purchased by such Underwriter or Underwriters, the Company must immediately give notice thereof to the Representative, in which event the non-defaulting Underwriters will have the right within 24 hours after the receipt by the Representative of that notice to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed between the Representative and such purchasing Underwriter or Underwriters and upon the terms set forth herein, all or any part of the Firm Shares that the defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail to make such arrangements with respect to all such Shares, the number of Firm Shares that each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement will automatically be increased on a pro rata basis to absorb the remaining Shares that the defaulting Underwriter or Underwriters agreed to purchase; provided, that the non-defaulting Underwriters will not be obligated to purchase the Shares that the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such Shares exceeds ten percent of the total number of Firm Shares. If the total number of Firm Shares that the defaulting Underwriter or Underwriters agreed to purchase will not be purchased or absorbed in accordance with the two immediately preceding sentences, the Company will have the right, within 24 hours next succeeding the first 24-hour period referred to above, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of those Shares on the terms set forth in this Agreement. In any such case, either you or the Company will have the right to postpone the Time of Purchase determined as provided in Section 2(c) of this Agreement for not more than seven business days after the Time of Purchase initially fixed pursuant to Section 2(c) in order that any necessary changes in the Registration Statement, the Preliminary Prospectus Supplement/Prospectus, the Prospectus Supplement/Prospectus or any other documents or arrangements may be made.

         If neither the non-defaulting Underwriters nor the Company makes arrangements within the time periods provided in the first three sentences of the first paragraph of this Section 8 for the purchase of all the Firm Shares the defaulting Underwriter or Underwriters agreed to purchase, then this Agreement will be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter (except as provided in Sections 4 or 7 of this Agreement) and without any liability on the part of any non-defaulting Underwriter to the Company (except to the extent provided in Section 7 of this Agreement). Nothing in this Section 8, and no action taken hereunder, will relieve any defaulting Underwriter from liability, if any, to the Company or any non-defaulting Underwriter for damages occasioned by its default under this Agreement. The term "Underwriter" in this Agreement shall include any persons substituted for an Underwriter under this Section 8.

         9. Effective Date of Agreement and Termination. This Agreement will become effective upon execution and delivery by you and the Company. This Agreement may be terminated by you in your absolute discretion by giving written notice to the Company at any time on or prior to the Time of Purchase or, with respect to the purchase of the Option Shares, on or prior to the Additional Time of Purchase, as the case may be, if prior to such time any of the following has occurred or, in your opinion, is likely to occur: (i) after the respective dates as of which information is given in the Registration Statement and the Prospectus Supplement/Prospectus (or, if the Prospectus Supplement/Prospectus is not in existence, the most recent Preliminary Prospectus Supplement/Prospectus), any material adverse change or development involving a prospective material adverse change in or affecting particularly the business, results of operations, condition (financial or other), or prospects of the Company, whether or not arising in the ordinary course of business, occurs which would, in your sole judgment, make the offering or the delivery of the Shares impracticable or inadvisable; (ii) if, on or after the date of this Agreement, there has been (x) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States or (y) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions, if the effect of such outbreak, calamity, crisis or change in economic or political conditions referred to in this clause (ii)(y) on the financial markets of the United States would, in your sole judgment, make the offering or delivery of the Shares impracticable or inadvisable; (iii) if there has been a suspension of trading in securities generally or a material adverse decline in value of securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system; (iv) if there has been the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in your sole judgment materially and adversely affects or may materially and adversely affect the business, results of operations, condition (financial or other) or prospects of the Company; (v) if there has been the declaration of a banking moratorium by federal, New York or California state authorities; (vi) if there has been any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your sole judgment has a material adverse effect on the securities markets in the United States or makes the offering or delivery of the shares impractical or inadvisable; or (vii) existing international monetary conditions have undergone a material change which, in your sole judgment, makes the offering or delivery of the Shares impracticable or inadvisable. If this Agreement is terminated pursuant to this Section 9, there will be no liability of the Company to the Underwriters (except pursuant to Section 4 and Section 7 of this Agreement) and no liability of the Underwriters to the Company (except to the extent provided in Section 7 of this Agreement).

         10. Notices. Except as may otherwise be provided this Agreement, all communications under this Agreement are to be in writing and mailed, telecopied or telegraphed or delivered if to (i) the Underwriters or the Representative, to First Security Van Kasper Inc., 600 California Street, Suite 1700, San Francisco, California 94111, Attention: Syndicate Manager (telecopier: (415) 954-8335) and (ii) the Company, to it at 4403 Table Mountain Drive, Golden, Colorado 80404 (telecopier: (303) 215-2500) Attention: President. All notices given by telecopy or telegraph are to be promptly confirmed by letter.

         11. Persons Entitled to the Benefit of this Agreement. This Agreement will inure to the benefit of (i) the Company and the several Underwriters, (ii) with respect to Sections 4 and 7 of this Agreement, the several persons (in addition to the Company and the several Underwriters) indemnified under Sections 4 and 7 and (iii) in each case their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or may be construed to give to any other person any legal or equitable remedy or claim under or in respect of this Agreement. The term "successors and assigns" as herein used does not include any purchaser, as such, of any of the Shares from the several Underwriters.

         12. General. Notwithstanding any provision of this Agreement to the contrary, the reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties, covenants and agreements in this Agreement will remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter, any controlling person thereof, the Company or the respective directors or officers of each of them and (c) delivery and payment for the Shares under this Agreement; provided that if this Agreement is terminated prior to the Time of Purchase, Sections 3, (g), (h), (i), (j), and
(k) of this Agreement will be of no further force or effect.

         This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which together will constitute one and the same instrument, and may be delivered by facsimile transmission of signature and, if applicable, other pages.

         THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS, AND NOT THE LAWS PERTAINING TO CHOICE OR CONFLICT OF LAWS, OF THE STATE OF NEW YORK IN ACCORDANCE WITH AND AS IS SPECIFICALLY PROVIDED FOR IN
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

         THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY PRIOR WRITTEN OR ORAL AND ANY CONTEMPORANEOUS ORAL AGREEMENTS AND ALL NEGOTIATIONS WITH RESPECT THERETO.

         13. Authority of the Representative. In connection with this Agreement, the Representative will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representative, as representative of the several Underwriters, will be binding on all the Underwriters.

         If the foregoing correctly sets forth your understanding, please so indicate by signing in the space provided below for that purpose, whereupon this letter will constitute a binding agreement among the Company and the several Underwriters.

                                    Very truly yours,

                                    BOLDER TECHNOLOGIES CORPORATION

                                    By: /s/ Roger Warren
                                       ----------------------------------------

Confirmed as of the date first above
mentioned as an Underwriter and as
Representative of the several Underwriters and on behalf of the other several
Underwriters named in Schedule I hereto.

FIRST SECURITY VAN KASPER INC.

By: /s/ Bruce P. Emmeluth
   -------------------------------------

                                   SCHEDULE I

                                  UNDERWRITERS

Underwriter                                                             Number of Firm Shares to be Purchased
-----------                                                             -------------------------------------
First Security Van Kasper                                                              1,310,000

CIBC Oppenheimer Corporation                                                              75,000

Dain Rauscher Wessels                                                                     75,000

A.G. Edwards & Sons, Inc.                                                                 75,000

Hambrecht & Quist LLC                                                                     75,000

PaineWebber Incorporated                                                                  75,000

S.G. Cowen Securities Corporation                                                         75,000

Advest, Inc.                                                                              40,000

D.A.Davidson & Co.                                                                        40,000

L.H. Friend, Weinress, Frankson & Presson, Inc.                                           40,000

Hanifen, Imhoff, Inc.                                                                     40,000

John G. Kinnard & Company, Incorporated                                                   40,000

Kirkpatrick, Pettis, Smith, Polian Inc.                                                   40,000

Morgan Keegan & Company, Inc.                                                             40,000

Sanders Morris Mundy                                                                      40,000

Schneider Securities, Inc.                                                                40,000

Sutro & Company, Incorporated                                                             40,000

Wedbush Morgan Securities Inc.                                                            40,000
                                                                                      ----------

Total                                                                                  2,200,000
                                                                                       =========

                                     ANNEX A

         MATTERS TO BE COVERED IN THE OPINION OF COUNSEL FOR THE COMPANY

             (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware;

            (ii) The Company has the corporate power to own, lease and operate its properties and to conduct its business as described in the Prospectus Supplement/Prospectus;

           (iii) The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in the United States, if any, in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure so to qualify would not have a material adverse effect on the business, results of operations, condition (financial or other) or prospects of the Company;

            (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus Supplement/Prospectus as of the dates stated therein; the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable;

             (v) The Shares, upon issuance and delivery against payment therefor in accordance with the Agreement, will be duly authorized, validly issued, fully paid and nonassessable and, to the knowledge of such counsel, will not have been issued in violation of any preemptive right or other rights to subscribe for or purchase securities;

            (vi) The Company has corporate power and authority to enter into the Agreement and to issue, sell and deliver to the Underwriters the Shares to be sold by it;

           (vii) The Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and, assuming its due authorization, execution and delivery by you, is the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except insofar as the indemnification and contribution provisions of the Agreement may be limited by public policy concerns and except insofar as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles;

          (viii) The Registration Statement has become effective under the Securities Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

            (ix) The Registration Statement and the Prospectus Supplement/Prospectus (including in each case the Base Prospectus and the documents incorporated by reference therein), and each amendment thereof or supplement thereto (other than the financial statements and schedules and related notes included therein, as to which such counsel need express no opinion), as of the effective date of the Registration Statement and the date of the Prospectus Supplement/Prospectus, complied as to form in all material respects with the requirements of the Securities Act, the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations;

             (x) The terms and provisions of the capital stock of the Company (including the Rights) conform in all material respects to the description thereof contained in the Registration Statement and Prospectus Supplement/Prospectus, the information in the Prospectus Supplement/Prospectus under the captions "Description of Common Stock" and "Description of Preferred Stock" to the extent they constitute matters of law or legal conclusions, has been reviewed by such counsel and is correct and the forms of certificates evidencing the Common Stock comply with Delaware law;

            (xi) The description in the Registration Statement and the Prospectus Supplement/Prospectus (including in each case the Base Prospectus and the documents incorporated by reference therein) of the Certificate of Incorporation and bylaws of the Company and of statutes and contracts are accurate in all material respects and fairly present in all material respects the information required to be presented by the Securities Act, the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations;

           (xii) To the knowledge of such counsel, there are no agreements, contracts, licenses, leases or documents of a character required to be described or referred to in the Registration Statement or Prospectus Supplement/Prospectus or to be filed as an exhibit to the Registration Statement that are not described or referred to therein and filed as required;

          (xiii) The performance by the Company of its obligations under the Agreement and the Warrant Agreement and the completion of the transactions contemplated by each of them will not violate or result in the breach of or a default under (including without limitation with the giving of notice, the passage of time or otherwise) the Company's Certificate of Incorporation, bylaws or other governing documents or any evidence of indebtedness, contract, license, joint venture or other agreement or instrument known to such counsel to which the Company is a party or by which it or any of its properties are bound, any law, ordinance, rule or regulation or, to the knowledge of such counsel, any order, writ, injunction, judgment or decree of any governmental agency or body or of any court having jurisdiction over the Company or any of its properties; provided that no opinion need be rendered concerning state securities or Blue Sky laws or the Company's indemnification and contribution obligations under the Agreement and the Warrant Agreement;

           (xiv) No authorization, approval or consent of any governmental authority or agency is necessary in connection with the completion of the transactions contemplated by the Agreement or the Warrant Agreement, except such as have been obtained under the Securities Act, are necessary in connection with the registration of the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") or as may be required under state securities or Blue Sky laws in connection with the purchase and the distribution of the Shares by the Underwriters or the registration and sale of the Warrant Shares;

            (xv) To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened against the Company of a character which are required to be disclosed in the Registration Statement or the Prospectus Supplement/Prospectus (in each case including the Base Prospectus and the documents incorporated by reference therein) by the Securities Act, the Rules and Regulations, the Exchange Act or the Exchange Act Rules and Regulations, other than those described therein;

           (xvi) To the knowledge of such counsel, no holders of securities issued by the Company has registration rights, other than those that have been waived, with respect to the Registration Statement or the offering and sale of the Shares being made pursuant to the Registration Statement and the Prospectus Supplement/Prospectus;

          (xvii) Columbine Venture Fund II, L.P. and funds managed by Patricof & Co. Ventures, Inc. (including its and their Affiliates and Associates) are not, and have never been, an "Acquiring Person" under the Rights Agreement.

                                    Under the Rights Agreement, neither any
                  Underwriter nor any two or more Underwriters taken together have been or will be the "Beneficial Owner" and/or "beneficially own", in each case as defined in the Rights Agreement, any of (i) the Shares it or they had or have the right to acquire under the Underwriting Agreement, (ii) the Shares it or they acquire under the Underwriting Agreement or
                  (iii) any shares of Common Stock it or they acquire in stabilization transactions related to the distribution or proposed distribution of the Shares contemplated by the Underwriting Agreement.

         (xviii) The Warrant Agreement has been duly authorized by all necessary corporate action of the Company and has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by First Security Van Kasper Inc., is the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except insofar as the indemnification and contribution provisions of the Warrant Agreement may be limited by public policy concerns and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles; and

           (xix) The Warrants have been duly and validly authorized and constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles; the Warrant Shares have been duly and validly authorized for issuance upon exercise of the Warrants against payment therefor as provided in the Warrant Agreement (including, as provided in the Warrant Agreement, by surrender of Warrants) and, when so issued, will be validly issued, fully paid and nonassessable; and to the knowledge of such counsel, no shareholder has any preemptive rights or other rights to subscribe for or purchase with respect to the Warrants or the Warrant Shares;

         In addition, such counsel shall state that such counsel has in connection with the preparation of the Registration Statement, and the Prospectus Supplement/Prospectus, participated in conferences with officers and representatives of the Company and with its independent public accountants (as you and your counsel have done). At such conferences such counsel has made inquiries of such officers, representatives and accountants and discussed the contents of the Registration Statement and the Prospectus Supplement/Prospectus. Such counsel has not independently verified and, accordingly does not render any opinion upon, the accuracy, completeness or fairness of the Registration Statement and the Prospectus Supplement/Prospectus (except to the extent provided in paragraph (ix) and paragraph (x). Subject to the foregoing, no facts have come to such counsel's attention that have caused them to believe that, as of its effective date, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date or the date hereof, the Prospectus Supplement/Prospectus contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that such counsel need not express any view as to the financial statements and schedules, related notes, other financial data and statistical data derived therefrom included in, or incorporated by reference into, the Registration Statement and the Prospectus Supplement/Prospectus

         Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or the State of Colorado on opinions of local counsel (provided that such counsel states that they believe they and the Underwriters are justified in relying thereon), may assume that with respect to the opinion regarding enforceability in paragraphs (vii) and (xviii) that the laws of New York are identical to the laws of Colorado and, as to questions of fact, upon representations or certificates of officers of the Company and government officials, in which case their opinion must to state that they are so relying thereon and that they have no knowledge of any material misstatement or inaccuracy in such opinions, representations or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to you, as Representative of the Underwriters, and to Underwriters' counsel.